Exhibit 5.1

May 25, 2022

HireQuest, Inc.

111 Springhall Drive

Goose Creek, South Carolina 29445

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to HireQuest, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as the same may be amended from time to time, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering and sale from time to time by the Company, pursuant to Rule 415 under the Securities Act, at an aggregate offering price of $100,000,000, of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) debt securities of the Company, in one or more series (the “Debt Securities”), which may be issued pursuant to a debt indenture (the “Indenture”), to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, (iv) warrants to purchase Common Stock, Preferred Stock, or any combination thereof (the “Warrants”), (v) units consisting of one or more of the Company’s Common Stock, Preferred Stock, Debt Securities or Warrants or any combination thereof, and (iv) subscription rights to purchase Common Stock, Preferred Stock, Debt Securities, Warrants, Units or any combination thereof (“Subscription Rights”, and together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units, the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinion expressly so stated.

In connection with this opinion letter, we have examined and are familiar with (i) the Registration Statement, including the exhibits constituting a part of the Registration Statement; (ii) the certificate of incorporation and the bylaws of the Company; and (iii) such other documents and records as we have deemed necessary to enable us to render this opinion.

HireQuest, Inc.
May 25, 2022

In making the aforesaid examinations, we have assumed that (a) all documents furnished to us by the Company are accurate and complete; (b) all signatures on documents examined by us are genuine; (c) all documents submitted to us as originals, and the originals of all documents submitted to us as copies are authentic; (d) all documents submitted to us as copies conform with the originals of those documents; (e) each party that has executed a document reviewed by us has the legal capacity to execute and deliver such document; and (f) the representations of officers and employees provided to us in connection with this opinion are correct as to questions of fact.

We have furthermore assumed that (a) the Registration Statement filed by the Company with the Commission is identical to the form of the document that we have reviewed; (b) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (c) any amendment to the Registration Statement subsequent to the initial effective date will conform to applicable law and the relevant rules and regulations of the Commission; (d) a Prospectus Supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission, and comply with all applicable laws; (e) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference; (f) the Company will issue and sell the Securities in compliance with applicable federal and state securities laws and in accordance with the manner described in the Registration Statement, the Prospectus, and the applicable Prospectus Supplement; (g) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; (h) the terms of the Securities will have been duly established so as not to violate any applicable law, are in conformity with the Company’s then-operative certificate of incorporation (the “Certificate of Incorporation”) and bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any applicable requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (i) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock, Debt Securities, Warrants, Units or Subscription Rights convertible into, exchangeable for or exercisable for, Common Stock) is in an amount that is not less than the par value of the Common Stock.

With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities, Warrants, Units or Subscription Rights convertible into, exchangeable for or exercisable for, Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock.

HireQuest, Inc.
May 25, 2022

We have also assumed that the Indenture will be executed in the applicable form filed as an exhibit to the Registration Statement, and that any supplemental indenture, warrant agreement, unit agreement or rights agreement will be executed in the forms incorporated by reference in the Registration Statement. We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock will be validly issued, fully paid and nonassessable; (ii) with respect to any Securities issuable upon conversion, exchange or exercise of any Debt Securities, Warrants, Units or Subscription Rights, such Debt Securities, Warrants, Units or Subscription Rights constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) (the “Enforceability Limitations”), (iii) with respect to any Debt Securities, the Indenture is and will be a valid and legally binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to the Enforceability Limitations, and (iv) with respect to any Warrants, Units or Subscription Rights, any applicable warrant agreement, unit agreement or rights agreement will be a valid and legally binding obligation of the Warrant Agent, Unit Agent or Rights Agent (each as defined below), respectively, enforceable against such agent in accordance with its respective terms, subject to the Enforceability Limitations.

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.    With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement, including shares of Common Stock issuable upon conversion, exchange or exercise of any other Securities (the “Offered Common Stock”), provided that: (i) the issuance of the Offered Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (ii) the Offered Common Stock has been duly delivered to the purchasers thereof in accordance with, and against payment therefor specified in, any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); and (iii), if the Offered Common Stock is being issued upon conversion, exchange or exercise of any other Securities, the Offered Common Stock has been duly delivered to the purchasers thereof in accordance with, and against payment therefor specified in, the applicable duly authorized, executed and delivered agreements, instruments or documents, then the Offered Common Stock will be validly issued, fully paid and nonassessable.

HireQuest, Inc.
May 25, 2022

2.    With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, including shares of Preferred Stock issuable upon conversion, exchange or exercise of any other Securities (the “Offered Preferred Stock”), provided that: (i)  the terms and issuance of the Offered Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company, including the adoption of any required certificate of amendment to the Certificate of Incorporation for any shares of Offered Preferred Stock offered under the Registration Statement (the “Certificate of Designation”) in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”); (ii) the filing of any required Certificate of Designation with the Secretary of State of the State of Delaware has occurred; (iii) the Offered Preferred Stock has been duly delivered to the purchasers thereof in accordance with, and against payment therefor specified in, any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); and (iv), if the Offered Preferred Stock is being issued upon conversion, exchange or exercise of any other Securities, the Offered Preferred Stock has been duly delivered to the purchasers thereof in accordance with, and against payment therefor specified in, the applicable duly authorized, executed and delivered agreements, instruments or documents, then the Offered Preferred Stock will be validly issued, fully paid and nonassessable.

3.    With respect to any series of the Debt Securities to be issued under the Indenture and to be offered by the Company pursuant to the Registration Statement, including Debt Securities issuable upon conversion, exchange or exercise of any other Securities (the “Offered Debt Securities”), provided that: (i) the Indenture has been duly and validly authorized by the Company and the Trustee by all necessary corporate action; (ii) the Indenture has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iii) the issuance of the Offered Debt Securities has been duly authorized by all necessary corporate action on the part of the Company; (iv) the terms of the Offered Debt Securities and of their issuance and sale, including as to any Securities to be issued on the conversion or exchange thereof, have been duly authorized by the Company by all necessary corporate action and have been duly established in conformity with the Indenture; (v) the notes representing the Offered Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with, and against payment therefor specified in, the Indenture and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); and (vi), if the Offered Debt Securities are being issued upon conversion, exchange or exercise of any other Securities, the Offered Debt Securities have been duly delivered to the purchasers thereof in accordance with, and against payment therefor specified in, the applicable duly authorized, executed and delivered agreements, instruments or documents, then the Offered Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Limitations.

HireQuest, Inc.
May 25, 2022

4.    With respect to any Warrants to be offered by the Company pursuant to the Registration Statement, including Warrants issuable upon conversion, exchange or exercise of any other Securities (the “Offered Warrants”), provided that: (i)  any applicable warrant agreement, the terms of which were established in accordance with applicable law, has been duly and validly authorized by the Company and any warrant agent named therein (the “Warrant Agent”) by all necessary corporate action; (ii) any applicable warrant agreement has been duly executed and delivered by the Company and the Warrant Agent; (iii) the issuance of the Offered Warrants has been duly authorized by all necessary corporate action on the part of the Company; (iv) the terms of the Offered Warrants and of their issuance and sale, including as to any Securities to be issued on the exercise or exchange thereof, have been duly authorized by the Company and any Warrant Agent by all necessary corporate action and have been duly established in conformity with any applicable warrant agreement, and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (v) the Offered Warrants have been duly executed and delivered by the Company and authenticated by any Warrant Agent in accordance with, and against payment therefor specified in, any applicable warrant agreement and warrant and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); and (vi), if the Offered Warrants are being issued upon conversion, exchange or exercise of any other Securities, the Offered Warrants have been duly delivered to the purchasers thereof in accordance with, and against payment therefor specified in, the applicable duly authorized, executed and delivered agreements, instruments or documents, then the Offered Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Limitations.

5.    With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), provided that: (i) the conditions outlined in the immediately preceding paragraphs (1) through (4) that apply to the Securities that make up such Offered Units are all met; (ii) any applicable unit agreement, the terms of which were established in accordance with applicable law, has been duly authorized by the Company and any unit agent named therein (the “Unit Agent”) by all necessary corporate action; (iii) any applicable unit agreement has been duly executed and delivered by the Company and the Unit Agent; (iv) the issuance of the Offered Units has been duly authorized by the Company by all necessary corporate action; (v) the terms of the Offered Units and of their issuance and sale, including as to any Securities to be issued on the conversion, exercise or exchange thereof, have been duly authorized by the Company and any Unit Agent by all necessary corporate action and have been duly established in conformity with any applicable unit agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (v) the Offered Units have been duly executed and delivered by the Company and authenticated by any Unit Agent in accordance with, and against payment therefor specified in, any applicable unit agreement and unit and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (vi) if the Offered Units are being issued upon conversion, exchange or exercise of any other Securities, the Offered Units have been duly delivered to the purchasers thereof in accordance with, and against payment therefor specified in, the applicable duly authorized, executed and delivered agreements, instruments or documents, then the Offered Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Limitations.

HireQuest, Inc.
May 25, 2022

6.    With respect to any Subscription Rights to be offered by the Company pursuant to the Registration Statement, including Subscription Rights issuable upon conversion, exchange or exercise of any other Securities (the “Offered Rights”), provided that: (i)  any applicable rights agreement, the terms of which have been established in accordance with applicable law, has been duly and validly authorized by the Company and any rights agent named therein (the “Rights Agent”) by all necessary corporate action; (ii) any applicable rights agreement has been duly executed and delivered by the Company and the Rights Agent; (iii) the issuance of the Offered Rights has been duly authorized by all necessary corporate action on the part of the Company; (iv) the terms of the Offered Rights and of their issuance and sale, including as to any Securities to be issued on the exercise or exchange thereof, have been duly authorized by the Company and any Rights Agent by all necessary corporate action and have been duly established in conformity with any applicable rights agreement, and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (v) the Offered Rights have been duly executed and delivered by the Company and authenticated by any Rights Agent in accordance with, and against payment therefor specified in, any applicable rights agreement and right and any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (vi) if the Offered Rights are being issued upon conversion, exchange or exercise of any other Securities, the Offered Rights have been duly delivered to the purchasers thereof in accordance with, and against payment therefor specified in, the applicable duly authorized, executed and delivered agreements, instruments or documents, then the Offered Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Limitations.

This opinion is limited to the Securities Act and the DGCL, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter speaks only as of the date hereof. We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date hereof or if we become aware of any facts or other developments, whether existing before or first arising after the date hereof, that might change the opinions expressed above.

HireQuest, Inc.
May 25, 2022

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely, /s/ Hill, Ward & Henderson, P.A. HILL, WARD & HENDERSON, P.A.